UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2010
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
180 Maiden Lane
New York, New York 10038
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2
EX-99.3

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
(a) On December 13, 2010, American International Group (the “Company”) sent a notice (the “Notice”) to its directors and executive officers notifying them that due to a change in third party provider of administrative services for the AIG Incentive Savings Plan, the American General Agents’ and Managers’ Thrift Plan, the Chartis Insurance Company — Puerto Rico Capital Growth Plan and the SunAmerica Executive Savings Plan (each a “Plan” and together, the “Plans”), Plan participants will be unable to perform fund transfers, reallocations, provide investment directions, change contribution elections, enroll, make a rollover into or obtain a loan, withdrawal, or distribution from a Plan, during the period beginning at 4:00 p.m. Eastern time Wednesday, December 29, 2010 and ending during the week of January 9, 2011 (the “Blackout Period”). During the Blackout Period, subject to certain exceptions all directors and executive officers of the Company will be unable to trade in Company equity securities and derivative securities if such securities were acquired in connection with employment or service as a director or executive officer of the Company.
The Notice, which was provided in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, advises the Company’s directors and executive officers of applicable trading restrictions. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. During the Blackout Period and for two years after the end date of the Blackout Period, a shareholder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual beginning and end dates by contacting Kathleen E. Shannon, Senior Vice President, American International Group, Inc., 80 Pine Street, New York, NY (212) 770-5123.
Item 7.01. Regulation FD Disclosure.
From October 2004 to April 2005, AIG shareholders filed derivative complaints in the Delaware Chancery Court in connection with transactions and events related to AIG’s restatement of consolidated financial statements. These complaints were consolidated into a single action as In re American International Group, Inc. Consolidated Derivative Litigation, C.A. No. 769-VCS (the Consolidated Derivative Action). On August 25, 2010, AIG entered into a settlement agreement (the “Agreement”) with the other parties to the Consolidated Derivative Action to resolve certain claims in those actions as described in the Agreement. Counsel for the derivative plaintiffs submitted the Agreement to the Delaware Court of Chancery on August 26, 2010. The Agreement also contemplates the settlement of related derivative cases now pending in New York federal and state court.
The Agreement was contingent upon funding from director and officer insurance policies (“D&O”) from the 2004/2005 period. On November 11, 2010, AIG, the D&O insurance carriers, and certain insureds entered into an agreement which provided that funding (“the Insurance Agreement”). The Insurance Agreement is confidential. Pursuant to the

Insurance Agreement, the D&O insurance carriers will pay a total of $150 million, of which $90 million will be paid to settle the derivative actions. The $90 million payment, minus the derivative plaintiffs’ attorneys’ fees and other costs, will ultimately go to AIG.
On November 16, 2010, the Court entered a scheduling order (the “Scheduling Order”) approving the form of notice and setting a Settlement Hearing for January 18, 2011 at the New Castle County Courthouse in Wilmington, Delaware. The Scheduling Order requires that notice of the settlement (“the Settlement Notice”) should be given to shareholders of AIG in the form of this Current Report on Form 8-K. The Agreement and the Notice are attached as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit 99.1	Regulation BTR Notice

Exhibit 99.2	Settlement Agreement

Exhibit 99.3	Settlement Notice

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: December 13, 2010	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No	Description

Exhibit 99.1	Regulation BTR Notice

Exhibit 99.2	Settlement Agreement

Exhibit 99.3	Settlement Notice